UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 31, 2014

QLT Inc.

(Exact Name of Registrant as specified in its charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

887 Great Northern Way, Suite 250, Vancouver, B.C.

Canada, V5T 4T5

(Address of principal executive offices)

Registrant’s telephone number, including area code: (604) 707-7000

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on December 18, 2013, QLT Inc. (the “Company”) entered into a letter agreement with Alexander R. Lussow, the Company’s Senior Vice President, Business Development and Commercial Operations, in which the Company, among other things, agreed that it would terminate Mr. Lussow on either, in the Company’s discretion, March 31, 2014, April 30, 2014 or May 31, 2014. Mr. Lussow was terminated effective May 31, 2014. As a result of the termination of his employment, Mr. Lussow will receive certain severance benefits in accordance with the Change of Control Agreement, dated June 30, 2006, between the Company and Mr. Lussow, and the letter agreement, dated December 16, 2013, between the Company and Mr. Lussow. As a condition to his receipt of benefits under the Change of Control Agreement and letter agreement, Mr. Lussow executed a release of all claims against the Company.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

QLT INC.

By:	/s/ Sukhi Jagpal
Name:	Sukhi Jagpal
Title:	Chief Financial Officer

Date: June 5, 2014